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                                                                    EXHIBIT 7.ff


                            Agreement of Joint Filing


     The undersigned hereby agree that they are filing jointly pursuant to Rule 13d-1(f)(1) of the Securities Exchange Act of 1934, as amended, the Statement dated July 1, 1999 containing the information required by Schedule 13D, for the shares of Common Stock of CardioDynamics International Corporation, held by CardioDynamics Holdings, LLC, a California limited liability company, and by the undersigned individuals.



July 1, 1999                            CARDIODYNAMICS HOLDINGS, LLC



                                        By: /s/ Allen Paulson
                                            ------------------------------------
                                                Allen Paulson, Member


                                        By: /s/ James Gilstrap
                                            ------------------------------------
                                                James Gilstrap, Member


                                        /s/ Allen Paulson
                                        ----------------------------------------
                                                  ALLEN PAULSON


                                        /s/ James Gilstrap
                                        ----------------------------------------
                                                  JAMES GILSTRAP


                                        /s/ Nicholas Diaco
                                        ----------------------------------------
                                                  NICHOLAS DIACO


                                        /s/ Joseph Diaco
                                        ----------------------------------------
                                                  JOSEPH DIACO


                                 EXHIBIT 7FF-1